Exhibit 99.1

Lesaka Q3 2024 Results: Lesaka continues to deliver improved profitability

JOHANNESBURG, May 8, 2024 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the third quarter ended March 31, 2024 ("Q3 2024").

Performance Highlights for Q3 2024:

  Revenue of $138.2 million (ZAR 2.6 billion)1 in Q3 2024, compared to $134.0 million (ZAR 2.4 billion)1 for the third quarter ended March 31, 2023 ("Q3 2023"), an increase of 9% in South African Rand ("ZAR").
  Operating income of $0.8 million (ZAR 15.0 million) for the quarter, compared to an operating loss of $1.9 million (ZAR 33.2 million) in Q3 2023.
  Net loss reduced to $4.0 million (ZAR 76.4 million)1 compared to a $5.8 million (ZAR 104.4 million)1 in Q3 2023, representing a 27% improvement in ZAR. GAAP loss per share improved 30% to $0.06 (ZAR R1.19)1.
  Group Adjusted EBITDA2 (a non-GAAP measure) increased to $9.7 million (ZAR 183.3 million)1 for the quarter, up 47% in ZAR compared to $7.0 million (ZAR 124.6 million)1 and exceeded the upper end of Q3 2024 guidance.
  Fundamental earnings per share (a non-GAAP measure), positive for a second successive quarter, increased to $0.02 (ZAR 0.45)1 compared to a fundamental loss per share of $0.02 (ZAR 0.35)1 in Q3 2023.
  The Merchant Division reported revenue $121.0 million (R2.3 billion), an increase of 8% in ZAR, compared to $118.1 million (ZAR 2.1 billion). Segment Adjusted EBITDA increased to $8.4 million (ZAR 158.5 million) for the quarter, a 7% increase in ZAR compared to Q3 2023.
  The Consumer Division reported revenue of $17.9 million (ZAR 338.2 million), an increase of 19% year-on-year in ZAR. Segment Adjusted EBITDA of $4.4 million (ZAR 82.3 million)1 in Q3 2024, a 178% increase in ZAR, compared to $1.6 million (ZAR 29.6 million) in Q3 2023.
  The Net debt to Group Adjusted EBITDA2 ratio improved to 2.6 times compared to 2.9 times last quarter (Q2 2024) and 4.2 times in Q3 2023.
  Revenue guidance for fiscal 2024 is re-affirmed and Group Adjusted EBITDA guidance for fiscal 2024 has been raised3 to between ZAR 685 million and ZAR 705 million.

Lesaka Group Chairman Ali Mazanderani said, "I am pleased to report a continuation of our strong and consistent performance. Adjusted EBITDA for the quarter increased to R183 million, 47% growth year-on-year, and Operating Income improved from a loss of R33 million in Q3 2023 to a profit R15 million this quarter. Our net debt to Adjusted EBITDA has reduced to 2.6 times from 4.2 times a year ago. We are excited about the anticipated completion of the Adumo acquisition, we believe it will facilitate an acceleration of our organic growth story and cement Lesaka's position as Southern Africa's leading Fintech."

(1) Average exchange rates applicable for the quarter: ZAR 18.88 to $1 for Q3 2024, ZAR 18.71 to $1 for Q2 2024, ZAR 17.93 to $1 for Q3 2023. The ZAR weakened 5.3% against the U.S. dollar during Q3 2024 when compared to Q3 2023 and 0.9% when compared to the prior sequential quarter (Q2 2024).

(2) Non-GAAP measure. Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation. Net Debt to EBITDA ratio is calculated as net debt at specific date divided by Annualized Group Adjusted EBITDA.

(3) Lease expenses, anticipated to be approximately ZAR 55 million, were previously excluded from the calculation of Group Adjusted EBITDA and the guidance included in our Q2 2024 press release. On a comparable basis, the Group Adjusted EBITDA guidance in our Q2 2024 press release would have been between ZAR 625 million to ZAR 685 million after deducting ZAR 55 million of lease expenses.

Summary Financial Metrics

Three months ended

	Three months ended
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023	Q3 '24 vs Q3 '23	Q3 '24 vs Q2 '24	Q3 '24 vs Q3 '23	Q3 '24 vs Q2 '24
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	138,194	133,968	143,893	3%	(4%)	9%	(3%)

GAAP operating income (loss)	794	(1,853)	2,273	nm	(65%)	nm	(65%)

Net loss attributable to Lesaka	(4,047)	(5,820)	(2,707)	(30%)	50%	(27%)	51%

GAAP loss per share ($)	(0.06)	(0.09)	(0.04)	(30%)	49%	(27%)	51%

Group Adjusted EBITDA(1)	9,703	6,950	8,952	40%	8%	47%	9%

Fundamental earnings (loss) per share ($)(1)	0.02	(0.02)	0.01	nm	100%	nm	102%

Fully-diluted weighted average shares ('000's)	63,805	63,854	63,805	(0%)	-	n/a	n/a

Average period USD / ZAR exchange rate	18.88	17.93	18.71	5%	1%	n/a	n/a

Nine months ended

	Nine months ended		F2024 vs F2023	F2024 vs F2023
	Mar 31, 2024	Mar 31, 2023
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	418,176	394,822	6%	14%

GAAP operating income (loss)	3,295	(8,716)	nm	nm

Net loss attributable to Lesaka	(12,405)	(23,165)	(46%)	(42%)

GAAP loss per share ($)	(0.20)	(0.37)	(47%)	(42%)

Group Adjusted EBITDA(1)	26,678	17,032	57%	69%

Fundamental earnings (loss) per share ($)(1)	0.03	(0.11)	nm	nm

Fully-diluted weighted average shares ('000's)	63,134	62,913	0%	n/a

Average period USD / ZAR exchange rate	18.76	17.40	8%	n/a

(1) Group Adjusted EBITDA, fundamental earnings (loss) and fundamental earnings (loss) per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-Group Adjusted EBITDA, and -Fundamental net earnings (loss) and fundamental earnings (loss) per share." See Attachment B for a reconciliation of GAAP net loss attributable to Lesaka to Group Adjusted EBITDA, and GAAP net loss to fundamental net earnings (loss) and earnings (loss) per share.

Factors Impacting Comparability of Q3 2024 and Q3 2023 Results

• Higher revenue: Our revenues increased 9% in ZAR, primarily due to an increase in low margin prepaid airtime sales and other value-added services, as well as higher transaction, insurance and lending revenues, which was partially offset by lower hardware sales revenue in our POS hardware distribution business given the lumpy nature of bulk sales;

• Operating income generated: Operating profitability continues to improve as a result of the increase in the trading activity as noted above off of a stable selling, general and administration base;

• Lower net interest charge: The net interest charge decreased to $4.0 million (ZAR 74.6 million) from $4.5 million (ZAR 81.0 million) primarily due to higher interest rates; and

• Foreign exchange movements: The U.S. dollar was 5% stronger against the ZAR during Q3 2024 compared to the prior period, which adversely impacted our U.S. dollar reported results.

Results of Operations by Segment and Liquidity

Our chief operating decision maker was our Group Chief Executive Officer through to February 29, 2024 and our Executive Chairman from March 1, 2024, and each of them evaluated segment performance based on segment earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for items mentioned in the next sentence ("Segment Adjusted EBITDA"). We do not allocate once-off items, stock-based compensation charges, certain lease expenses, depreciation and amortization, impairment of goodwill or other intangible assets, other items (including gains or losses on disposal of investments, fair value adjustments to equity securities, fair value adjustments to currency options), interest income, interest expense, income tax expense or loss from equity-accounted investments to our reportable segments. See Attachment B for a reconciliation of GAAP net income before tax to Group Adjusted EBITDA.

Merchant

Merchant Division revenue was $121.0 million in Q3 2024, up  8% compared to Q3 2023 in ZAR. Segment revenue increased due to the increase in prepaid airtime vouchers sold and other value-added services provided, which was partially offset by a lower number of hardware sales in our POS hardware distribution business given the lumpy nature of bulk sales as well as lower revenue generated from a decrease in certain valued-added services transaction volumes processed (such as international money transfers). In ZAR, the increase in Segment Adjusted EBITDA is primarily due to the higher sales activity, which was partially offset by lower hardware sales. Connect records a significant proportion of its airtime sales in revenue (see further below) and cost of sales, while only earning a relatively small margin. This significantly depresses the Segment Adjusted EBITDA margins shown by the business. Our Segment Adjusted EBITDA margin (calculated as Segment Adjusted EBITDA divided by revenue) for Q3 2024 and Q3 2023 was 6.9% and 7.0%, respectively.

Consumer

Consumer Division revenue was $17.9 million in Q3 2024,  19% higher in ZAR compared to Q3 2023. Segment revenue increased primarily due to higher transaction fees generated from the higher EPE account holders base, insurance premiums collected and lending revenues following an increase in loan originations. This increase in revenue has translated into improved profitability, which was partially offset by higher insurance-related claims and higher employee-related expenses and the year-over-year impact of inflationary increases on certain expenses. Our Segment Adjusted EBITDA margin for Q3 2024 and 2023 was 24.3% and 10.4%, respectively.

Group costs

Our group costs primarily include employee related costs in relation to employees specifically hired for group roles and costs related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; and directors' and officers' insurance premiums. Our group costs for fiscal 2024 decreased modestly compared with the prior period due to lower external audit, legal fees and lower provision for executive bonuses, which was partially offset by higher employee (base salary) costs, consulting fees and travel expenses.

Cash flow and liquidity

As of March 31, 2024, our cash and cash equivalents were $55.2 million and comprised of U.S. dollar-denominated balances of $3.4 million, ZAR-denominated balances of ZAR 942.2 million ($49.9 million), and other currency deposits, primarily Botswana pula, of $2.0 million, all amounts translated at exchange rates applicable as of March 31, 2024. The increase in our unrestricted cash balances from June 30, 2023, was primarily due to a positive contribution from our Merchant and Consumer operations and utilization of our borrowings facilities to fund certain components of our operations, which was partially offset by the utilization of cash reserves to fund certain scheduled and other repayments of our borrowings, purchase ATMs and vaults, and to make an investment in working capital.

Outlook for the Fourth Quarter 2024 ("Q4 2024") and Full Fiscal Year 2024 ("FY 2024")

Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

We re-affirm our revenue outlook for FY 2024. We expect:

  Revenue between ZAR 10.7 billion and ZAR 11.7 billion.

We raise* our Group Adjusted EBITDA outlook for FY 2024. We expect:

  Group Adjusted EBITDA between ZAR 685 million and ZAR 705 million.

Our outlook provided does not include the impact of the acquisition of Touchsides or any mergers and acquisitions that we conclude.

*Lease expenses, which are anticipated to be approximately ZAR 55 million and which were previously excluded from the calculation of Group Adjusted EBITDA, have been included in our raised Group Adjusted EBITDA guidance.  On a comparable basis, the Group Adjusted EBITDA guidance included in our Q2 2024 press release would have been between ZAR 625 million to ZAR 685 million after deducting the ZAR 55 million of lease expenses.

Management has provided its outlook regarding Group Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Earnings Presentation for Q3 2024 Results

Our earnings presentation for Q3 2024 will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on May 9, 2024, at 8:00 a.m. Eastern Time which is 2:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Webcast Details

  Link to access the results webcast: https://bit.ly/3TSfxUD
  Webcast ID: 998 0150 9829

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference Call Dial-in:

  US Toll-Free: +1 309 205 3325 or +1 312 626 6799
  South Africa Toll-Free: + 27 87 551 7702 or +27 21 426 8190
  Passcode: 998 0150 9829#

Participants using the conference call dial-in will be unable to ask questions.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures.

Non-GAAP Measures

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Fundamental net earnings (loss) and fundamental earnings (loss) per share

Fundamental net earnings (loss) and earnings (loss) per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net earnings (loss) and earnings (loss) per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, unrealized currency loss related to our non-core business which we are in the process of winding down and a reversal of allowance for doubtful loan receivable. Fundamental net loss and loss per share for fiscal 2023 also includes change in tax rate, a net gain on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and an adjustment for an unrealized currency loss related to our non-core business which we are in the process of winding down.

Management believes that the Group Adjusted EBITDA, fundamental net earnings (loss) and fundamental earnings (loss) per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

Media Relations Contact:

Janine Bester Gertzen
Email: Janine@thenielsennetwork.com

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2024	2023	2024	2023
	(In thousands)		(In thousands)

REVENUE	$138,194	$133,968	$418,176	$394,822

EXPENSE

Cost of goods sold, IT processing, servicing and support	107,854	105,299	329,610	314,651
Selling, general and administration	23,124	24,547	67,146	70,995
Depreciation and amortization	5,791	5,975	17,460	17,892
Transaction costs related to Adumo acquisition	631	-	665	-

OPERATING INCOME (LOSS)	794	(1,853)	3,295	(8,716)

REVERSAL OF ALLOWANCE FOR DOUBTFUL EMI LOAN RECEIVABLE	-	-	250	-

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	329	-	193

INTEREST INCOME	628	469	1,562	1,269

INTEREST EXPENSE	4,581	4,984	14,312	13,408

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(3,159)	(6,697)	(9,205)	(21,048)

INCOME TAX EXPENSE (BENEFIT)	931	(860)	1,881	(465)

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(4,090)	(5,837)	(11,086)	(20,583)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	43	17	(1,319)	(2,582)

NET LOSS ATTRIBUTABLE TO LESAKA	$(4,047)	$(5,820)	$(12,405)	$(23,165)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.06)	$(0.09)	$(0.20)	$(0.37)
Diluted loss attributable to Lesaka shareholders	$(0.06)	$(0.09)	$(0.20)	$(0.37)

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	March 31,	June 30,
	2024	2023
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,223	$35,499
Restricted cash	4,383	23,133
Accounts receivable, net of allowance of - March: $85; June: $509 and other receivables	34,331	25,665
Finance loans receivable, net of allowance of - March: $4,519; June: $3,582	40,754	36,744
Inventory	21,789	27,337
Total current assets before settlement assets	156,480	148,378
Settlement assets	29,300	15,258
Total current assets	185,780	163,636
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - March: $40,276; June: $36,563	27,918	27,447
OPERATING LEASE RIGHT-OF-USE	5,533	4,731
EQUITY-ACCOUNTED INVESTMENTS	159	3,171
GOODWILL	133,473	133,743
INTANGIBLE ASSETS, net of accumulated amortization of - March: $40,897; June: $30,173	110,798	121,597
DEFERRED INCOME TAXES	9,793	10,315
OTHER LONG-TERM ASSETS, including reinsurance assets	78,035	77,594
TOTAL ASSETS	551,489	542,234

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	4,272	23,021
Short-term credit facilities	9,006	9,025
Accounts payable	19,018	12,380
Other payables	49,470	36,297
Operating lease liability - current	1,763	1,747
Current portion of long-term borrowings	3,269	3,663
Income taxes payable	1,565	1,005
Total current liabilities before settlement obligations	88,363	87,138
Settlement obligations	27,820	14,774
Total current liabilities	116,183	101,912
DEFERRED INCOME TAXES	43,878	46,840
OPERATING LEASE LIABILITY - LONG TERM	3,912	3,138
LONG-TERM BORROWINGS	132,398	129,455
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,602	1,982
TOTAL LIABILITIES	298,973	283,327
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: 64,466,830; June: 63,640,246	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	341,287	335,696
TREASURY SHARES, AT COST: March: 25,297,772; June: 25,244,286	(288,445)	(288,238)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(195,096)	(195,726)
RETAINED EARNINGS	315,258	327,663
TOTAL LESAKA EQUITY	173,087	179,478
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	173,087	179,478

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$551,489	$542,234

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2024	2023	2024	2023
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(4,047)	$(5,820)	$(12,405)	$(23,165)
Depreciation and amortization	5,791	5,975	17,460	17,892
Movement in allowance for doubtful accounts receivable and finance loans receivable	843	1,638	3,532	4,167
Movement in interest payable	1,054	1,827	1,245	3,289
Fair value adjustment related to financial liabilities	(49)	(21)	(919)	123
Gain on disposal of equity-accounted investments	-	329	-	193
(Gain) Loss from equity-accounted investments	(43)	(17)	1,319	2,582
Reversal of allowance for doubtful loans receivable	-	-	(250)	-
Profit on disposal of property, plant and equipment	(89)	(145)	(288)	(466)
Facility fee amortized	65	198	381	643
Stock-based compensation charge	2,090	1,644	5,653	5,955
Dividends received from equity accounted investments	41	-	95	21
Decrease (Increase) in accounts receivable and other receivables	5,687	(7,620)	(9,815)	(8,601)
Increase in finance loans receivable	(3,720)	(2,507)	(7,097)	(11,318)
Decrease (Increase) in inventory	5,000	(297)	5,506	(1,769)
Increase in accounts payable and other payables	6,463	1,030	20,566	5,421
Increase in taxes payable	904	1,349	558	1,478
Decrease in deferred taxes	(810)	(2,670)	(2,404)	(5,792)
Net cash provided by (used) in operating activities	19,180	(5,107)	23,137	(9,347)

Cash flows from investing activities
Capital expenditures	(2,943)	(4,717)	(7,950)	(13,210)
Proceeds from disposal of property, plant and equipment	395	394	1,115	1,156
Acquisition of intangible assets	(54)	(125)	(236)	(245)
Proceeds from disposal of equity-accounted investment	-	254	3,508	645
Repayment of loans by equity-accounted investments	-	-	250	112
Loan to equity-accounted investment	-	-	-	(112)
Net change in settlement assets	(3,088)	11,043	(14,368)	(972)
Net cash (used in) provided by investing activities	(5,690)	6,849	(17,681)	(12,626)

Cash flows from financing activities
Proceeds from bank overdraft	24,893	128,196	153,479	441,488
Repayment of bank overdraft	(43,380)	(135,986)	(172,221)	(448,288)
Long-term borrowings utilized	3,398	12,868	14,426	23,010
Repayment of long-term borrowings	(7,238)	(2,024)	(13,051)	(5,292)
Acquisition of treasury stock	(9)	(178)	(207)	(471)
Proceeds from issue of shares	48	114	71	447
Guarantee fee	-	-	-	(100)
Net change in settlement obligations	2,469	(10,761)	13,362	807
Net (used in) cash provided by financing activities	(19,819)	(7,771)	(4,141)	11,601

Effect of exchange rate changes on cash	(1,903)	(3,475)	(341)	(7,156)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,232)	(9,504)	974	(17,528)
Cash, cash equivalents and restricted cash - beginning of period	67,838	96,776	58,632	104,800
Cash, cash equivalents and restricted cash - end of period	$59,606	$87,272	$59,606	$87,272

Lesaka Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended March 31, 2024, and 2023 and December 31, 2023

	Three months ended			Change - actual		Change - constant exchange rate(1)
	Mar 31, 2024	Mar 31, 2023	Dec 31, 2023	Q3 '24 vs Q3 '23	Q3 '24 vs Q2 '24	Q3 '24 vs Q3' 23	Q3 '24 vs Q2 '24
Key segmental data, in '000, except margins
Revenue:
Merchant	$121,013	$118,092	$127,870	2%	(5%)	8%	(5%)
Consumer	17,904	15,876	16,707	13%	7%	19%	8%
Subtotal: Operating segments	138,917	133,968	144,577	4%	(4%)	9%	(3%)
Intersegment eliminations	(723)	-	(684)	nm	6%	nm	7%
Consolidated revenue	$138,194	$133,968	$143,893	3%	(4%)	9%	(3%)

Segment Adjusted EBITDA
Merchant	$8,394	$8,290	$8,693	1%	(3%)	7%	(3%)
Consumer	4,358	1,649	2,948	164%	48%	178%	49%
Lease costs	(850)	(696)	(678)	22%	25%	29%	26%
Group costs	(2,199)	(2,293)	(2,011)	(4%)	9%	1%	10%
Group Adjusted EBITDA	$9,703	$6,950	$8,952	40%	8%	47%	9%

Segment Adjusted EBITDA margin (%)
Merchant	6.9%	7.0%	6.8%
Consumer	24.3%	10.4%	17.6%
Group Adjusted EBITDA margin	7.0%	5.2%	6.2%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q3 2024 also prevailed during Q3 2023 and Q2 2024.

Nine months ended March 31, 2024 and 2023

			Change - actual	Change - constant exchange rate(1)

	Nine months ended March 31,		F2024 vs F2023	F2024 vs F2023
Key segmental data, in '000, except margins	2024	2023
Revenue:
Merchant	$370,244	$348,508	6%	14%
Consumer	50,191	46,314	8%	17%
Subtotal: Operating segments	420,435	394,822	6%	15%
Intersegment eliminations	(2,259)	-	nm	nm
Consolidated revenue	$418,176	$394,822	6%	14%

Segment Adjusted EBITDA
Merchant	$25,148	$25,303	(1%)	7%
Consumer	9,786	833	1,075%	1,168%
Lease costs	(2,224)	(2,255)	(1%)	6%
Group costs	(6,032)	(6,849)	(12%)	(5%)
Group Adjusted EBITDA	$26,678	$17,032	57%	69%

Segment Adjusted EBITDA (loss) margin (%)
Merchant	6.8%	7.3%
Consumer	19.5%	1.8%
Group Adjusted EBITDA (loss) margin	6.4%	4.3%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the year to date fiscal 2024 also prevailed during the year to date fiscal 2023.

Loss from equity-accounted investments:

The table below presents the relative loss from our equity-accounted investments:

	Three months ended March 31,			Nine months ended March 31,
	2024	2023	% change	2024	2023	% change
Finbond	$-	$-	nm	$(1,445)	(2,631)	(45%)
Share of net loss	-	-	nm	(278)	(1,521)	(82%)
Impairment	-	-	nm	(1,167)	(1,110)	5%
Other	43	17	153%	126	49	157%
Share of net income	43	17	153%	126	49	157%
Loss from equity-accounted investments	$43	$17	153%	$(1,319)	$(2,582)	(49%)

Lesaka Technologies, Inc.

Attachment B

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three and nine months ended March 31, 2024 and 2023

	Three months ended			Nine months ended
	March 31,		Dec 31,	March 31,
	2024	2023	2023	2024	2023
Loss attributable to Lesaka - GAAP	$(4,047)	$(5,820)	$(2,707)	$(12,405)	$(23,165)
Loss from equity accounted investments	(43)	(17)	(43)	1,319	2,582
Net loss before (earnings) loss from equity-accounted investments	(4,090)	(5,837)	(2,750)	(11,086)	(20,583)
Income tax (benefit) expense	931	(860)	686	1,881	(465)
Loss before income tax expense	(3,159)	(6,697)	(2,064)	(9,205)	(21,048)
Reversal of allowance for doubtful EMI loans receivable	-	-	-	(250)	-
Net (gain) loss on disposal of equity-accounted investment	-	329	-	-	193
Unrealized (gain) loss FV for currency adjustments	121	43	(122)	101	43
Operating income/(loss) after PPA amortization and net interest (non-GAAP)	(3,038)	(6,325)	(2,186)	(9,354)	(20,812)
PPA amortization (amortization of acquired intangible assets)	3,562	3,789	3,592	10,762	11,559
Operating income/(loss) before PPA amortization after net interest (non-GAAP)	524	(2,536)	1,406	1,408	(9,253)
Interest expense	4,581	4,984	4,822	14,312	13,408
Interest income	(628)	(469)	(485)	(1,562)	(1,269)
Operating income/(loss) before PPA amortization and net interest (non-GAAP)	4,477	1,979	5,743	14,158	2,886
Depreciation (excluding amortization of intangibles)	2,229	2,186	2,221	6,698	6,333
Stock-based compensation charges	2,090	1,644	1,804	5,653	5,955
Once-off items	907	1,141	(816)	169	1,858
Group Adjusted EBITDA - Non-GAAP	$9,703	$6,950	$8,952	$26,678	$17,032

	Three months ended			Nine months ended
	March 31,		Dec 31,	March 31,
	2024	2023	2023	2024	2023
Once-off items comprises:
Transaction costs	$276	$470	$102	$456	$792
Transaction costs related to Adumo acquisition	631	-	34	665	-
(Income recognized) Expenses incurred related to closure of legacy businesses	-	-	(952)	(952)	395
Indirect taxes provision	-	438	-	-	438
Separation of employee expense	-	183	-	-	183
Employee misappropriation of company funds	-	50	-	-	50
	$907	$1,141	$(816)	$169	$1,858

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2022 we incurred significant transaction costs related to the acquisition of Connect over a number of quarters, and the transactions are generally non-recurring.

(Income recognized) Expenses incurred related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature. Indirect tax provision includes non-recurring indirect taxes which have been provided related to prior periods following an on-going investigation from a tax authority. We incurred separation costs related to the termination of certain senior-level employees, including an executive officer and senior managers, during the period and we consider these specific terminations to be of a non-recurring nature. Employee misappropriation of company funds represents a once-off loss incurred.

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net earnings (loss) and earnings (loss) per share, basic:

Three months ended March 31, 2024 and 2023

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(4,047)	(5,820)	(0.06)	(0.09)	(76,415)	(104,363)	(1.19)	(1.64)

Intangible asset amortization, net	2,624	2,701			49,104	48,434
Stock-based compensation charge	2,090	1,644			39,482	29,480
Change in tax rate	-	(1,299)			-	(23,293)
Transaction costs	907	374			17,124	6,706
Net loss on disposal of equity-accounted investments	-	329			-	5,900
Other	-	810			-	14,525
Fundamental	1,574	(1,261)	0.02	(0.02)	29,295	(22,611)	0.45	(0.35)

Nine months ended March 31, 2024 and 2023

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(12,405)	(23,165)	(0.20)	(0.37)	(232,869)	(403,156)	(3.61)	(6.32)

Stock-based compensation charge	5,653	5,955			106,089	103,639
Intangible asset amortization, net	7,873	8,374			147,312	147,311
Impairment of equity method investments	1,167	1,110			22,084	19,318
Change in tax rate	-	(1,299)			-	(22,607)
Non core international - unrealized currency (gain) loss	(952)	395			(17,648)	6,874
Allowance for doubtful EMI loans receivable	(250)	-			(4,741)	-
Transaction costs	1,121	696			21,139	12,113
Net loss on disposal of equity-accounted investments	-	193			-	3,359
Other	-	810			-	14,097
Fundamental	2,207	(6,931)	0.03	(0.11)	41,366	(119,052)	0.64	(1.87)

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended March 31, 2024 and 2024

	2024	2023

Net loss (USD'000)	(4,047)	(5,820)
Adjustments:
Net loss on sale of equity-accounted investments	-	329
Profit on sale of property, plant and equipment	(89)	(145)
Tax effects on above	24	41

Net loss used to calculate headline loss (USD'000)	(4,112)	(5,595)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	63,805	63,854

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	63,805	63,854

Headline loss per share:
Basic, in USD	(0.06)	(0.09)
Diluted, in USD	(0.06)	(0.09)

Nine months ended March 31, 2024 and 2023

	2024	2023

Net loss (USD'000)	(12,405)	(23,165)
Adjustments:
Impairment of equity method investments	1,167	1,110
Net gain on sale of equity-accounted investment	-	193
Profit on sale of property, plant and equipment	(288)	(466)
Tax effects on above	78	130

Net loss used to calculate headline loss (USD'000)	(11,448)	(22,198)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	63,134	62,913

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	63,134	62,913

Headline loss per share:
Basic, in USD	(0.18)	(0.35)
Diluted, in USD	(0.18)	(0.35)

Calculation of the denominator for headline diluted loss per share

	Three months ended March 31,		Nine months ended March 31,
	2024	2023	2024	2023

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	63,805	63,854	63,134	62,913
Denominator for headline diluted loss per share	63,805	63,854	63,134	62,913

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.